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BDO     BDO DUNWOODY                           102 - 100 Front Street
        Chartered Accountants                  Penticton, B.C. V2A 1H1
                                               Phone: (250) 492-6020
                                               Fax: (250) 492-8110









                    CONSENT OF CHARTERED ACCOUNTANTS




First Cypress Technologies, Inc.
910 - 510 Burrard Street
Vancouver, B.C.
V6C 3A8


We hereby consent to the use in the Prospectus constituting part of this Registration Statement of our report dated January 21, 2000, relating to the financial statements of First Cypress Technologies, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Dunwoody LLP
BDO Dunwoody LLP

Chartered Accountants

Penticton, British Columbia
May 4, 2000